Exhibit 99.1

IMMUNOTHERAPEUTICS, INC.

June 10, 2004

Timothy Cooke, Ph.D.

910 West End Avenue, Apt. 9B

New York, New York 10025

Dear Tim:

The Board of Directors (the “Board”) of AVANT Immunotherapeutics, Inc. (the “Company”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including yourself, to their responsibilities without distraction arising from the possibility of a Change in Control (as defined in Section 2) of the Company, although no such change is now contemplated.

In order to induce you to accept employment and remain in the employ of the Company, the Company agrees that you shall receive the benefits set forth in this letter agreement (the “Agreement”) in the event your employment with the Company is terminated subsequent to a “Change in Control” of the Company and under the circumstances described in Section 3 below.

1.             Term of Agreement.  This Agreement shall commence on the date it is executed by all parties, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than the October 31 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement.  This Agreement shall cease to be operative and shall be of no further force and effect if your employment terminates for any reason prior to a Change in Control.  Further, nothing contained herein shall restrict the ability of the Company to terminate your employment.

2.             Change in Control.  No benefits shall be payable hereunder if (i) there has been a Change in Control of the Company and your employment is thereafter terminated by you for other than Good Reason, or (ii) there has been a Change in Control of the Company and your employment is thereafter terminated for Cause by the Company, death, Disability or Retirement.

(a)           “Change in Control” of the Company shall have the meaning set forth in Section 1.2 of the Company’s Stock Compensation Plan, except that the Board agrees not to override the occurrence of a Change in Control.

(b)           “Disability” shall mean that as a result of your incapacity due to physical or mental illness, you are absent from your duties with the Company for a consecutive period of more than six (6) months, the Company may terminate your employment on account of “Disability.”

(c)           “Retirement” shall mean your voluntary termination of employment at age sixty-five (65) or any other early retirement arrangement established with your consent with respect to you.

(d)           Only the following shall constitute “Cause” for purposes of this Agreement:

(i)            dishonest statements or acts by you with respect to the Company or any affiliate of the Company;

(ii)           your conviction of, or the entry of a pleading of guilty or nolo contendere (or the equivalent) by the you as to (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

(iii)          gross negligence, willful misconduct or willful insubordination by you with respect to the Company or any affiliate of the Company; or

(iv)          your willfully engaging in misconduct injurious to the Company.

No act or failure to act shall be considered “willful” for this purpose unless done, or omitted to be done, by the Executive other than in good faith in the reasonable belief that such act or omission was in the best interest of the Company.  No termination for Cause shall be effective until you have received a copy of a resolution duly adopted by the Board.

(e)           “Good Reason” shall mean:

(i)            Change of Position.  The assignment to you, absent your written consent, of any duties materially inconsistent with your position or status as an officer prior to the Change in Control or any alteration in the nature or status of your responsibilities to a significantly lesser position.

(ii)           Compensation and Benefits.  (1) A material reduction, absent your written consent, in your base salary, incentive compensation, or benefits or perquisites, as in effect immediately prior to the Change in Control; or (2) the failure by the Company to continue base salary increases, incentive compensation grants, benefits and perquisites in effect prior to the Change in Control.

(iii)          Relocation.  The relocation of the principal place of your employment prior to the Change in Control to a location more than 50 miles from that principal place without your written consent.

(iv)          Assumption of Agreement.  If you elect to terminate your employment because of the failure of the Company to obtain the assumption of this Agreement as provided in Section 5.

3.             Benefits Payable.  If your employment is terminated within one (1) year following a Change in Control of the Company by you for Good Reason or by the Company other than for Cause, death, Disability or Retirement, then your benefits shall be those described in this Section 3.

(a)           Your base salary shall be continued for a period of 12 months.  These special severance payments shall be in lieu of any severance payments payable under any severance plan or policy of the Company.

(b)           You shall be afforded the right to continue such insurance benefits as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).  If you elect to receive COBRA benefits, during the continuation of your salary payments, the Company shall continue to contribute toward the COBRA premiums in the same proportion it contributed to your health care premiums while you were employed.

(c)           All stock incentive grants or options under the Company stock option plan or stock incentive plan shall be 100% vested.

(d)           Nothing contained herein shall adversely affect your rights, if any, to receive payments under any other bonus, incentive compensation, deferred compensation plan or group term life insurance plan, long term disability plan or retirement plan of the Company.

It is the intention of the Company that no payments by the Company to or for the benefit of you under this Agreement or any other agreement or plan, if any, pursuant to which you are entitled to receive payments or benefits shall be nondeductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code (“Code”) relating to parachute payments or any like statutory or regulatory provision.  Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G or any like statutory or regulatory provision, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company.  To the extent that payments exceeding such maximum deductible amount have been made to or for your benefit, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal rate determined under Section 1274(d) of the Internal Revenue Code, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Company by reason of the operation of said Section 280G or any like statutory or regulatory provision.  To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G or any like statutory or regulatory provision, you shall determine which method shall be followed, provided that if you fail to make such determination within forty-five (45) days after the Company has given notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

4.             No Mitigation.  You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer after the date of termination, or otherwise.

5.             Successors; Binding Agreement.

(a)           The Company shall require any successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume this Agreement.

(b)           This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

6.             Notice.  Notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office or to you at your address set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.             Modification; Waiver.  No provisions hereof may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and a duly authorized officer of the Company (other than you).  No waiver by either party hereto of any condition or provision hereof to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any other time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly herein

8.             Validity.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

9.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.           Arbitration.  Any dispute or controversy arising in connection herewith shall be settled exclusively by arbitration to be held in Massachusetts in accordance with the rules of the American Arbitration Association then in effect.  Notwithstanding the pendency of any such dispute or controversy, the Company shall continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, without limitation, base salary and installments under any incentive plan) and continue you as a participant in all the employee pension, welfare, incentive, compensation or other similar plans, programs or policies of the Company in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section.  Amounts paid to you under this paragraph are in addition to all other amounts due hereunder and shall not be offset against or reduce any other amounts due hereunder.  Each party shall bear their own costs, including attorneys’ fees of the arbitration; provided, however, that if you prevail on the claim, the Company shall reimburse you for all reasonable costs and attorneys’ fees.  Judgement may be entered on the arbitrator’s award in any court of competent jurisdiction.

Sincerely,

AVANT IMMUNOTHERAPEUTICS, INC.,

	By:	/s/ Paula R. Freeman

Agreed to this 21st day of June, 2004

/s/ Michael Timothy Cooke